EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CyberShop International, Inc.

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

                                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 10, 1998